UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: September 20, 2006
PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.
On September 20, 2006, the Board of Directors of PetSmart, Inc. amended the terms of the compensation of non-employee members of the Board of Directors effective as of January 1, 2007. The Board of Directors determined to increase the Annual Retainer from $30,000 to $42,000. The Board of Directors also determined to increase the Annual Grant of Common Stock from $60,000 worth of Common Stock which previously vested in full on the fourth anniversary of the date of grant to $83,000 worth of Common Stock which will vest in full on the one year anniversary of the date of grant. The Board of Directors also changed the vesting for Initial Grants of Common Stock upon election or appointment to the Board after January 1, 2007 from the fourth anniversary of the date of grant to the third anniversary of the date of grant.
The above description of the compensation of the Board of Directors is qualified in its entirety by reference to the Summary of Directors’ Compensation which is filed as an exhibit to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)

Exhibit No.	Description

10.20	Summary of Directors’ Compensation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.
	By:	/s/ Timothy E. Kullman
Dated: September 26, 2006		Timothy E. Kullman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.20	Summary of Directors’ Compensation